Exhibit 99.1

Presidio, Inc. Announces Pricing of Initial Public Offering

NEW YORK, March 09, 2017 (GLOBE NEWSWIRE) — Presidio, Inc. (“Presidio”) announced today the pricing of its initial public offering of 16,666,666 shares of its common stock at a price to the public of $14.00 per share. In addition, Presidio has granted the underwriters a 30-day option to purchase an additional 2,499,999 shares. The shares are expected to begin trading on the NASDAQ Global Select Stock Market on March 10, 2017 under the ticker symbol “PSDO.”

The offering is expected to close on or about March 15, 2017, subject to customary closing conditions.

J.P. Morgan and Citigroup acted as joint book-running managers for the offering and representatives of the underwriters. Barclays and RBC Capital Markets also acted as joint book-running managers for the offering. Credit Suisse, Goldman, Sachs & Co., Wells Fargo Securities and Evercore ISI acted as book-running managers for the offering. Guggenheim Securities, Apollo Global Securities and LionTree acted as co-managers for the offering.

This offering is being made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, toll-free: (866) 803-9204, email: prospectus-eq_fi@jpmchase.com; and Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (800) 831-9146.

A registration statement relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Presidio

Presidio is a leading IT solutions provider assisting clients as they harness technology innovation and simplify IT complexity to digitally transform their businesses and drive return on IT investment. Our Digital Infrastructure, Cloud and Security solutions enable our approximately 7,000 middle market, enterprise and government clients to take advantage of new digital revenue streams, omnichannel customer experience models, and the rich data insights generated by those interactions. We deliver this technology expertise through a full life-cycle model of professional, managed, and ongoing support services, including strategy, consulting, design and implementation. Through over 60 US offices and over 2,800 professionals, including approximately 1,600 technical engineers, we are trusted advisors to our clients on a local level while also bringing our national scale and expertise to bear. We had $2.7 billion in annual revenue in fiscal 2016 and are majority owned by funds affiliated with Apollo Global Management, LLC (NYSE:APO).

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,”

“intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include statements relating to: the completion and timing of the offering, future financial performance, business prospects and strategy, anticipated trends, prospects in the industries in which our businesses operate and other similar matters. These forward looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward looking statements for a variety of reasons, including, among others: risks and uncertainties related to the capital markets, changes in senior management at Presidio, changes in our relationship with our vendor partners, adverse changes in economic conditions, risks resulting from a decreased demand for Presidio’s information technology solutions, risks relating to rapid technological change in Presidio’s industry and risks relating to acquisitions or regulatory changes. Certain of these and other risks and uncertainties are discussed in Presidio’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward looking statements, which only reflect the views of our management as of the date of this press release. We do not undertake to update these forward-looking statements.

Source: Presidio, Inc.

Contact Information:

Taylor WatsonBrunswick Group

twatson@brunswickgroup.com

415-671-7676

Investor Relations

866-232-3762

investors@presidio.com

Source: Presidio, Inc.